Exhibit 99.2

DIRECTORS RESOLUTIONS OF

3D MakerJet, Inc.

(the “Company”)

WHEREAS:

A.	David Lazar has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Barry Clark has consented to act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	David Lazar stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

D.	Barry Clark shall act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

Effective date: March 22, 2021

/s/ David Lazar

David Lazar

/s/ Barry Clark

Barry Clark